Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Greenlane Holdings, Inc.
Boca Raton, Florida
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-231419) of Greenlane Holdings, Inc. of our report dated March 19, 2019, relating to the consolidated financial statements which appears in this Form 10-K.
/s/ BDO USA, LLP

West Palm Beach, Florida
April 24, 2020